UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement     [  ] CONFIDENTIAL, FOR USE OF THE
                                     COMMISSION ONLY (AS PERMITTED BY RULE 14A-
                                     6(E) (2))
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
                                     12
                            FNB FINANCIAL CORPORATION
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                 (Name of Registrant as Specified In Its Charter)
 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
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[  ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.
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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                            FNB FINANCIAL CORPORATION
                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 26, 2005
                      ------------------------------------

GENERAL

               Introduction, Day, Date, Time and Place of Meeting

FNB Financial Corporation, a Pennsylvania business corporation, is furnishing this proxy statement in connection with the solicitation by its Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The corporation is holding the Annual Meeting at the main office of The First National Bank of McConnellsburg, Pennsylvania, on Tuesday, April 26, 2005, at 1:00 p.m., Eastern Time.

The principal executive office of the corporation is located at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233. The telephone number for the corporation is (717) 485-3123. Please direct all inquires to John C. Duffey, President of the corporation. The First National Bank of McConnellsburg is a wholly owned subsidiary of the corporation.

VOTING PROCEDURES

                       Solicitation and Voting of Proxies

We are first sending this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 28, 2005.

Shares represented by proxies, if properly signed and returned, will be voted in accordance with the specifications made on the enclosed form of proxy by the shareholder. If the shareholder does not make any selections on the proxy, the proxy holders will vote his or her shares FOR the election of the two nominees for Class 3 Directors, and FOR the selection of Smith Elliott Kearns & Company as the corporation's external auditors for the year ending December 31, 2005. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the annual meeting and vote in person, after giving written notice to the Secretary of the corporation. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

The corporation will pay for preparing, assembling, printing, mailing, and soliciting proxies, and any additional material, which the corporation may furnish shareholders in connection with the annual meeting. In addition to the use of the mails, certain directors, officers and employees of the corporation and the bank may solicit proxies personally or by telephone, facsimile, or other electronic means. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and upon request, the corporation will reimburse them for their reasonable forwarding expenses.

                              Revocability of Proxy

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

     (1) By giving written notice of revocation to Margaret A. Kobel, Secretary, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, 17233;
     (2) By executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or
     (3) By voting in person after giving written notice to the Secretary of the Corporation.
Quorum and Votes Required for Approval

Under Pennsylvania law and the By-laws of the corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the annual meeting. The corporation will not count broker non-votes in determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

In addition, there is no cumulative voting for the election of directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the named two Class 3 Directors to be elected.

At the close of business on Monday, March 14, 2005, the corporation had issued and outstanding 800,000 shares of common stock, par value $0.315 per share, the only authorized class of stock.

Only shareholders of common stock at the close of business on Monday, March 14,
2005, will be entitled to notice of and to vote at the annual meeting.   On all
matters to come before the annual meeting, each share of common stock is entitled to one vote.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

The following table sets forth, as of March 14, 2005, the name and address of each person or entity who owns of record or who is known by the board of directors to be the beneficial owner of 5% or more of the corporation's outstanding common stock, the number of shares beneficially owned by the person and the percentage of the outstanding common stock so owned. The footnotes to this table are set forth below the "Beneficial Ownership by Officers, Directors and Nominees" table immediately following. Unless otherwise indicated, the reporting person or entity individually owns all shares.

                              Amount and Nature
                                Of Beneficial         Percent of
Name and Address               Ownership   (1)           Class

CEDE & Company                    153,595               19.19%
Box 20
Bowling Green Station
New York, NY  10005

Terry L. Randall                   63,552                7.94%
100 Mellott Drive
Warfordsburg, PA 17267


            Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth, as of March 14, 2005, the amount and percentage of the common stock of the corporation beneficially owned by each director, each nominee for director, and all officers, directors and nominees for director, and all officers, directors and nominees as a group. Unless otherwise indicated, the reporting person individually owns all shares.

    Name of Individual or        Amount and Nature       Percent of
                                        of
      Identity of Group             Beneficial           Class (3)
                                 Ownership (1)(2)

Current Class 3 Directors (to serve until 2005)
And Nominees for Class 3 Directors (to serve until 2008)

Terry L. Randall                   63,552     (4)            7.94%
David A. Washabaugh III            10,669     (5)            1.33%

Current Class 1 Directors (to serve until 2006))

Patricia A. Carbaugh                  540                     ---
Harry D. Johnston, D.O.            25,746     (6)            3.22%
Lonnie W. Palmer                      420     (7)             ---

Current Class 2 Directors (to serve until 2007

Harvey J. Culler                   35,437     (8)            4.43%
John C. Duffey                      4,254     (9)             ---
Craig E. Paylor                       970    (10)             ---

All Officers, Directors and Nominees
  As a Group (8 persons)          141,588                   17.70%

  (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 15, 2004. Beneficial ownership may be disclaimed as to certain securities.

  (2)  Information furnished by the directors and the corporation.

  (3)  Less than 1% unless otherwise indicated.

  (4) Includes 63,452 shares over which Mr. Randall has shared voting rights as trustee.

  (5)  Includes 10,500 shares held jointly with Mr. Washabaugh's spouse.

  (6) Includes 15,746 shares held individually by Dr. Johnston's spouse; 10,000 shares held jointly with his son.

  (7)  Includes 320 shares held jointly with Mr. Palmer's spouse.

  (8) Includes 35,233 shares held in trust for the benefit of Mr. Culler's children. Mr. Culler has sole power to vote the shares held in trust and to revoke the trust.

  (9)  Includes 1,500 shares held jointly with Mr. Duffey's father.

  (10) Includes 250 shares held jointly with Mr. Paylor's mother.



                              ELECTION OF DIRECTORS

The By-laws of the corporation provide that the Board of Directors shall consist of not less than five or more than twenty-five members. The Board of Directors may determine the exact number of directors by resolution from time to time.
The By-laws further provide for a classified Board of Directors with staggered three-year terms of office.

The Board of Directors has fixed the number of directors at eight (8) pursuant to Article II, Section 205 of the By-laws. The officers are elected or appointed by the Board of Directors and each holds office at the board's discretion. The nominees for Class 3 Directors are as follows:

     -  Terry L. Randall
     -  David A. Washabaugh III

Each nominee presently serves as a director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the two nominees for Class 3 Director named above. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee, as the Board of Directors of the corporation shall determine. The board of directors has no reason to believe that, if elected, the nominees named will be unable to serve. A majority vote of the directors then in office may fill any vacancy occurring on the Board of Directors of the corporation for any reason until the expiration of the term of the vacancy.

The board of directors recommends that shareholders vote FOR the election of the above nominees for director.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The board of directors of the corporation oversees all business, property and affairs of the corporation. The Chairman and Officers keep the board informed of the corporation's business through discussions at board meetings and the dissemination of information. The following biographies contain certain information with respect to the corporation's directors and the nominees for Class 3 Director, as of March 14, 2005:
                         ------------------------------

                            CURRENT CLASS 3 DIRECTORS
                           WHOSE TERMS EXPIRE IN 2005
                                       AND
                         NOMINEES FOR CLASS 3 DIRECTORS
                           WHOSE TERMS EXPIRE IN 2008
                         ------------------------------

Terry L. Randall         Mr. Randall (age 57) is President and CEO of Mellott
                         Enterprises, Inc., a manufacturer of stone crushing and processing equipment. He is Vice-Chairman of the bank, a position he has held since 2004. He has served as a director of the corporation and bank since
                         2001.

David A. Washabaugh III  Mr. Washabaugh (age 69) is the retired owner of Fulton
                         Motor Sales, Inc., an automobile dealership. He has served as a director of the corporation since 1987 and the bank since 1980.

                         ------------------------------

                            CURRENT CLASS 1 DIRECTORS
                           WHOSE TERMS EXPIRE IN 2006
                         ------------------------------

Patricia A. Carbaugh     Ms. Carbaugh (age 61) is an Administrative
                         Assistant to the John L. Grove Estate. She has served as a director of the corporation since 1997 and the bank since 1990.

Harry D. Johnston, D.O.  Dr. Johnston (age 68) is a physician. He is Vice
                         President of the corporation, a position he has held since 1987. He has served as a director of the corporation since 1987 and the bank since 1980.

Lonnie W. Palmer         Mr. Palmer (age 53) is a Dairy Farmer.  He has served
                         as a director of the corporation since 1997 and the bank since 1994.

                         ------------------------------
                            CURRENT CLASS 2 DIRECTORS
                           WHOSE TERMS EXPIRE IN 2007
                         ------------------------------

Harvey J. Culler         Mr. Culler (age 79) is the Chairman of the Board
                         of H.J. Culler, Inc., a bulk milk transportation business.
                         He is Chairman of the corporation, a position he has held since 2002. He has served as a director of the corporation since 1987 and of the bank since 1960.

John C. Duffey           Mr. Duffey (age 51) has served as President and Chief
                         Executive Officer of the corporation since 1995 and of the bank since 1993. He has been a director of the corporation and bank since 1988.

Craig E. Paylor          Mr. Paylor (age 49) is a Senior Vice President
                         with JLG Industries, Inc., a manufacturer of mobile lifts and cranes. He is Chairman of the bank, a position he has held since 2004.
                         He has served as a director of the corporation and bank since 2001.

                   COMMITTEES OF THE CORPORATION'S AND BANK'S
                               BOARD OF DIRECTORS

Committees of the Corporation's Board of Directors

The corporation's Board of Directors is authorized, under the corporation's By-laws, to create various board committees. At present, the corporation's Board of Directors has established an Audit Committee, a Corporate
Governance/Nominating/Compensation Committee, and an Executive Committee, and respective committees of the bank's board of directors perform all other committee functions.

The Audit Committee is composed of independent directors for which information regarding the functions performed by the committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee".

The Corporate Governance/Nominating/Compensation Committee establishes policies dealing with various compensation plans for the corporation and the bank, as well as nominating candidates for the corporations Board of Directors. The committee membership and number of meetings held during the fiscal year is set forth in the "Report of the Compensation Committee".

The Executive Committee discusses and reviews matters, which need immediate action beyond the scope of daily management. It also functions as the operational authority for the bank when the board is not in session. The members of the Executive Committee are Directors Culler, Duffey, Johnston, Paylor and Washabaugh. The committee held 3 meetings during 2004.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of directors who meet the NASDAQ standards for independence. The committee performs their function
for both the corporation and the bank.     The entire board of directors of the
company approves all actions of the Audit Committee and the Audit Committee operates under a written charter. The Audit Committee held 5 meetings during 2004.

Smith Elliott Kearns & Company, the corporation's independent auditors, is responsible for performing an independent audit of the corporation's consolidated financial statements and issuing a report therein. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee discussed with the independent auditors the matters required to be discussed by the Statement on Accounting Standards No. 61 (Communication with Audit Committees).

The corporation's independent auditors also provided to the committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee reviewed these disclosures and letter and discussed with the independent auditors issues relating to their independence from management and the corporation, including any relationships that may impact their objectivity and independence.

Accume Partners has been retained as the corporation's internal auditor. The committee discussed with the corporation's internal auditor, and its independent auditor the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation's internal controls, and the overall quality of the corporation's financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The committee and the board have also selected Smith Elliott Kearns & Company as the corporation's independent auditors.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.
In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

Aggregate fees billed to FNB Financial Corporation and the First National Bank of McConnellsburg by Smith Elliott Kearns & Company for services rendered are presented below:

                           Year Ended December 31,
                            2004              2003

-    Audit Fees             $ 47,750            $ 48,750
-    Audit Related                 0                 800
-    Fees
-    Tax Fees                  2,300               2,300
-    Other Fees                    0               2,355
                            --------            --------
                            $ 50,050            $ 54,205
                            ========            ========

Audit Fees include fees billed for professional services rendered for the audit of annual financial statements and fees billed for the review of financial statements included in FNB Financial Corporation's Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Smith Elliott Kearns & Company that are reasonably related to the performance of the audit or review of the registrant's financial statements and are not reported under the Audit Fees section of the table.

Tax Fees include fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include preparation of corporate and bank tax returns.

All Other Fees include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections
of the table above.   These include fees for services related to regulatory
filings related to FNB Mortgage Bankers, Inc.

A representative of Smith Elliott Kearns & Company, the accounting firm that examined the financial statements in the annual report, will attend the annual meeting, and will be available to respond to any appropriate questions presented by shareholders at the annual meeting.

This report of the Audit Committee shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically refers to this information by reference, and shall not otherwise be deemed to be filed under these Acts.

Independent Director Terry L. Randall, under the rules and standards of the Securities and Exchange Commission and NASDAQ qualifies as a "financial expert".

Audit Committee - Terry L. Randall, Chairman
                  Patricia A. Carbaugh
                  Craig E. Paylor


Nominations

A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director at the 2006 annual meeting should submit a proposal in writing to the Secretary of the corporation in accordance with Section 202 of the By-laws of the corporation no later than February 25, 2006. You may obtain a copy of the corporation's By-laws by writing to John C. Duffey, President, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, PA 17233.
Shareholder Communications

The board of directors does not have a formal process for shareholders to send communications to the board. Due to the infrequency of shareholder communications to the board of directors, the board does not believe that a formal process is necessary.


Corporate Governance

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to corporate governance practices, which the board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the OTCBB and SEC regulations, as well as best practices suggested by recognized governance authorities. A copy of the Company's Corporate Governance Charter is posted on our website at www.fnbmcconnells.com under the Investor Relations section.


Employee Code of Ethics

Since 1990, we have had a Code of Ethics. In 2003, as required by law and regulation, we amended our Code of Ethics to be applicable to our directors, officers and employees. The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Board periodically receives reports on our compliance program. The Code of Ethics is posted on our website at www.fnbmcconnells.com under the Investor Relations section. We also filed a copy of the Code of Ethics with the SEC as an exhibit to our December 31, 2003 Annual Report on Form 10-K.


Board Meetings, Compensation of Directors

During 2004, the bank's Board of Directors held 12 meetings, and the corporation's Board of Directors held 5 meetings. Each of the directors of the corporation, who is also a director of the bank, attended at least 75% of the combined total number of meetings of the Board of Directors and committees on which he or she serves. All of our directors attended the 2003 Annual Meeting of Shareholders except Terry L. Randall, and we expect they will all attend this year's meeting.

Board meetings were held monthly, and each member of the bank's Board of Directors received $350 for each meeting attended, and a $2,000 annual retainer fee. The directors of the corporation do not receive compensation for attendance at the corporation's Board of Director's meetings, but receive a $1,000 annual retainer fee. In the aggregate, the corporation and bank paid $57,850 in 2004 to all directors for attending all bank and committee meetings of both the corporation and the bank's Board of Directors.


                             EXECUTIVE COMPENSATION

The following table provides information concerning the annual compensation for services in all capacities to the corporation and the bank for fiscal years ended December 31, 2004, 2003, and 2002 for the Chief Executive Officer. There were no other executive officers of the corporation or the bank whose total annual salary and bonus during 2004 exceeded $100,000.
Summary Compensation Table

                                                 Other                           All
                                                Annual                          Other
                                                Compen-    Stock    Option/    Compen-
                           Salary     Bonus     sation     Awards     SARs      sation
    Name         Year     ($) (1)      ($)      ($)(2)      ($)       (#)      ($) (3)

John C.          2004       106,901     2,350      6,250     --        --          6,900
Duffey           2003       102,766     2,250      6,000     --        --          7,130
CEO              2002        98,537     3,000      6,250     --        --          6,893

(1)  Represents Mr. Duffey's salary as Chief Executive Officer.
(2) Represents an annual director's retainer fee of $3,000, and $3,250 in fees for his service as a director in 2004, $3,000 in 2003 and $3,250 in 2002.
(3) Represents the bank's share of the contribution to Mr. Duffey's 401-K Plan of $3,510 in 2004, $3,510 in 2003, and $3,010 in 2002 and the value of the personal use of a bank owned vehicle valued at $3,390 in 2004, $3,620 in 2003 and $3,833 in 2002.

John C. Duffey does not receive Options/Grants, Securities Authorized for Issuance under Equity Compensation Plans or a Stock Incentive Plan.


Report of the Compensation Committee

The corporation's overall compensation philosophy, which is carried out by the Compensation Committee, is to:

- Attract and retain quality talent, which is critical to both the short-term and long-term success of the corporation and bank.
- Reinforce strategic performance objectives through the use of incentive bonus programs.
- Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

The committee's approach to total compensation is to offer competitive salaries and benefits as they relate to comparisons with similar market practices. The committee annually examines market compensation levels and trends observed in the labor market through the use of available survey data. For its purposes, the committee has defined the labor market as the pool of executives who are employed in a similar asset size and geographic region as the First National Bank of McConnellsburg utilizing as the guide the total compensation paid by banks that participate in the annual L.R. Webber Associates Wage and Salary Survey. The survey reports on salary information as it relates to 103 Pennsylvania financial institutions. In addition, the committee considers executive performance as it relates to the bank's financial performance as compared to peer groups analyzed in the Uniform Bank Performance Report as prepared by the Federal Financial Institutions Examination Council (FFIEC). Market and survey information are used as a frame of reference for annual total compensation adjustments.

Compensation of the Chief Executive Officer

John C. Duffey, the President and CEO of the corporation and of the bank, has entered into an employment contract as described in a later section of this proxy statement entitled "Employment and Severance Agreements". This contract contains a section entitled "Annual Direct Salary" which specifies that annually; the executive's salary and performance shall be reviewed and compared to the salaries and performances of executives in similar positions in like financial institutions and other corporations. With due consideration to this salary and performance information, the Compensation Committee will recommend an annual salary increase to the Board of Directors. The Executive's final salary level will be set at the discretion of the Board of Directors.
The total compensation paid to John C. Duffey as compared to the aforementioned L.R. Webber survey information places the named executive's total compensation in 2004 at 87.6% of the average total compensation paid to Chief Executive Officers in banks with similar asset sizes, and 79.3% of average total compensation paid to Chief Executive Officers in banks within the Franklin and Fulton County labor market area. Based on the corporation's financial results and relative asset size as compared to other banks in the region, the committee believes the Executive's total compensation in 2004 was fair.

Compensation of Other Executive Officers

As related to the total compensation package for other executive officers not named in the compensation table, the Board of Director's makes salary decisions utilizing an annual review process with input from the CEO. The annual review process considers the decision-making responsibilities of each executive management position, as well as the experience, work performance, and related skills of position incumbents. No specific weight is given to any individual criteria. Review factors are utilized and weighted at the committee's discretion. To help quantify these measures, the committee utilizes the L.R. Webber Associates Wage and Salary Survey.

Annual Bonus Plan

The bank provides for bonus payments to reward executive officers for accomplishing certain bank wide annual goals and objectives.

The bonus earned by the Chief Executive Officer in 2004 was 2.10% of his base salary as compared to 2.06% in 2003. The average bonus earned in 2004 by the remaining four executive officers of the bank other than the Chief Executive Officer in 2004 was 2.32% of base salary compared with 2.37% in 2003.

Members of the Compensation Committee -Craig E. Paylor, Chairman; Harry D. Johnston; Lonnie W. Palmer; Terry L. Randall; D.A. Washabaugh III. The committee held 2 meeting during 2004.

Employment and Severance Agreements

John C. Duffey has entered into an employment agreement with the corporation. This agreement specifies a term of employment of five years beginning August 1, 2000 and ending July 31, 2005. This agreement provides that the executive shall serve as the Chief Executive Officer of the corporation and the bank and as a board member of the corporation and the bank, subject to shareholders' election of directors. During this employment term, the executive has agreed to devote substantially all of his working time to the business of the corporation and the bank and has agreed not to enter into any business arrangement that would be deemed competitive to the corporation or the bank.

The employment agreement provides for an incentive compensation bonus plan to be awarded at the corporation's discretion as described in the above section entitled "Annual Bonus Plan".

The employment agreement provides fringe benefits equal to those of other employees of the corporation. In addition, the employment agreement provides for the use of a corporate purchased or leased automobile and reimbursement for all operating expenses of this automobile. The employment agreement also provides for reimbursement of all expenses for the executive and, if applicable, the executive's spouse to attend Pennsylvania trade association conventions.
The agreement also provides for payment of physical examinations of the executive on an every other year basis by a physician chosen by the executive, however, such an examination is not a requirement of employment.

The employment agreement provides employment shall be at will, but if employment is terminated without cause as defined in the agreement, or the executive resigns for good reason as defined in the agreement, the executive can receive twenty-four months' salary, and the corporation may also be required to pay certain additional benefits. The employment agreement also provides that once the executive's employment has been terminated, he shall keep certain information confidential and shall not compete with the corporation or its subsidiaries for a period of one year.
The employment agreement contains a "Change of Control" clause, which provides for a severance allowance for the executive in the event of a "Change of Control" equal to twenty-four months' salary. The executive has certain payment options in the event of a Change of Control. The employment agreement defines "Change of Control" as:

- The acquisition of the beneficial ownership of at least 25% of the corporation's voting securities or substantially all of the assets of the corporation by a single person or entity or a group of affiliated persons or entities other than the corporation or a person or persons who are officers or directors of the Corporation;
- The merger, consolidation or combination of the corporation or bank with an unaffiliated corporation in which the directors of the corporation or bank, as a result constitute less than a majority of the corporate Board of Directors of the surviving, new or combined entity, unless the change results from catastrophic accident;
- During any period of two consecutive terms of this agreement, individuals who at the beginning of such period constitute the Board of Directors of the corporation cease, for any reason, to constitute at least a majority of the board, unless the election of each director who was not a director at the beginning of the two year period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; and
- An event deemed "Change of Control" by any federal or state regulatory body.

401 (K) Plan

The corporation does not have a retirement or pension plan. The bank, however, maintains a 401 (K) Plan covering all eligible employees who have attained the age of 20 years and completed six months of service. Employees become fully vested after six years of service. Normal retirement is at sixty-five years of age, with a provision for early retirement at age fifty-five. The bank's total contribution to the plan for the year ending December 31, 2004 was $45,593.

Non-Executive Officer Cash Bonus Policy

The bank's board of directors has adopted a formal bonus plan, which includes all non-executive officer employees. Bonuses as related to this plan are performance based, that is based on the performance of the bank as compared to the pre-approved budget and prior year earnings. If a bonus payment is warranted, the bonus is distributed to this group of employees based on a percentage of total wages and their individual contribution to the organization.
                              CERTAIN TRANSACTIONS

There have been no material transactions between the corporation or the bank and any director or executive officer of the corporation or the bank, or any associate of any of the foregoing persons during 2004, nor have any material insider transactions been proposed. The corporation and the bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and the bank and their associates on comparable terms and with similar interest rates and collateral as those prevailing at the time for other customers of the bank.

Total loans outstanding from the corporation and the bank as of December 31, 2004 to the corporation and the bank's directors and executive officers as a group, and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,289,984, or 15.6% of the bank's total equity capital. Loans to these persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2004 to directors and executive officers of the corporation and the bank was $2,406,245. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 31, 2005 to the above-described group was $2,332,386.

                      PRINCIPAL OFFICERS OF THE CORPORATION

The following table sets forth selected information about the principal officers of the corporation as of March 14, 2005, each of who are elected by the Board of Directors annually, and each of whom holds office at the discretion of the Board of Directors:

                                               Bank        # of Shares     Age as of
                  Office and        Held     Employee     Beneficially      Mar. 14
Name            Position Held      Since       Since          Owned          2005

Harvey J.     Chairman of           2002        (1)               35,437          79
Culler        the Board

John C.       President and         1995       1982                4,254          51
Duffey        Treasurer

Harry D.      Vice President        1987        (1)               30,756          68
Johnston

Margaret A.   Secretary             2002       1983                   25          53
Kobel

   (1) Not an employee of the bank or corporation.


                      PRINCIPAL SENIOR OFFICERS OF THE BANK

The following table sets forth selected information about the principal senior officers of the bank as of March 14, 2004, each of who are elected by the Board of Directors annually, and each of whom holds office at the discretion of the Board of Directors:

                                                      Bank      # of Shares    Age as of
                       Office and         Held      Employee    Beneficially    Mar. 14
     Name            Position Held        Since       Since        Owned          2005

John C.          President and            1993        1982             4,254           51
Duffey           Chief Executive
                 Officer

Margaret         Sr. Vice President       1999        1983                25           53
A. Kobel         and Human Resources
                 Officer, Branch
                 Administrator

William K.       Sr. Vice President       1999        1999                 0           59
Walker III       and Loan Services
                 Division Manager

Brian J.         Sr. Vice President       2004        2004                 0           39
McNamara         and Chief Financial
                 Officer

Thomas H.        Vice President           1993        1971               400           53
DeShong          and Cashier

Brenda J.        Vice President           1993        1972               803           55
Gordon           and Compliance Officer

                                PERFORMANCE GRAPH

The Securities and Exchange Commission requires that a publicly held company include in its proxy statement a stock performance graph comparing its five-year cumulative total return to shareholders with the returns generated by an industry-specific index (or peer group index) and with the return generated by a broad market index.

The following graph compares the cumulative total return to shareholders of FNB Financial Corporation with the NASDAQ Index (a broad market index) and with the SNL Northeast OTC-BB and Pink Banks Index (an industry index prepared by SNL Financial LC) for the five year period ended December 31, 2004, in each case assuming an initial investment of $100 on December 31, 1999 and the reinvestment of all dividends.




                                            Period Ending
Index                     12/31/9 12/31/0  12/31/0  12/31/0  12/31/0  12/31/0
                                9       0        1        2        3        4
FNB Financial              100.00  106.57   100.80    95.76   120.08   123.92
Corporation
NASDAQ Composite           100.00   60.82    48.16    33.11    49.93    54.49
SNL Northeast OTC-BB       100.00   86.95   107.42   130.20   189.89   221.23
and Pink Banks

Source : SNL Financial LC,                                           c 2005
Charlottesville, VA



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 requires the corporation's directors, executive officers and shareholders who beneficially own more than 10% of the corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, an on the statements of reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2004.


                                LEGAL PROCEEDINGS

The nature of the corporation's and the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the corporation and bank, there are no proceedings pending to which the corporation and bank are a part, or to which their property is subject, that, if determined adversely to the corporation and bank, would be material in relation to the corporation's and bank's undivided profits or financial condition. There are no proceedings pending, other than ordinary routine litigation, incidental to the business of the corporation and bank. In addition, no material proceedings are pending or known to be contemplated against the corporation or bank by government authorities.

                                  ANNUAL REPORT

A copy of the corporation's Annual Report for its fiscal year ended December 31, 2004, is enclosed with this proxy statement.
                              SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2006 annual meeting of shareholders must deliver the proposal in writing to the Chairman of FNB Financial Corporation at the corporation's principal executives offices at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233, not later than Monday, November 21, 2005. In addition, regardless of whether a proposal is submitted by the deadline for inclusion in the corporation's proxy statement, if the corporation does not receive notice of a shareholder proposal by February 1, 2005, the proxy holders at the annual meeting may vote on the proposal at their discretion. Nominations for directors, however, will not be considered untimely if submitted by the close of business on the 30th day preceding the annual meeting. See "Nominations" above. The November 21, 2005 deadline for inclusion in the proxy statement still applies.

                                  OTHER MATTERS

The board of directors does not know of any matters to be presented for consideration other than those matters described in the Notice of Annual Meeting of Shareholders. If any other matters are properly presented, the proxy holders will vote on the matters in accordance with the recommendations of the Board of Directors.

                             ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from John C. Duffey, President, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, Pennsylvania, 17233.